UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2017

First Horizon National Corporation

(Exact Name of Registrant as Specified in Charter)

TN (State or Other Jurisdiction of Incorporation)	001-15185 (Commission File Number)	62-0803242 (IRS Employer Identification No.)

165 MADISON AVENUE
MEMPHIS, TENNESSEE	38103
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code - (901) 523-4444

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

Voting Results for Special Meeting of Shareholders Related to Capital Bank Financial Merger

On September 7, 2017, First Horizon held a special meeting of shareholders. At the special meeting, two vote items were acted upon by the shareholders; both were approved. The number of votes cast for or against as to each such matter, and the number of abstentions and broker non-votes as to each such matter, have been certified and are set forth in the tables below. All vote data is shown rounded to the nearest whole share. The summaries provided in the tables below are subject to the more complete descriptions provided in the Joint Proxy Statement and Prospectus, dated July 28, 2017, issued by First Horizon and Capital Bank Financial Corp. (“Capital Bank Financial”) and previously filed with the U.S. Securities and Exchange Commission by First Horizon as part of Registration No. 333-219052 on Form S-4. The closing of the transactions contemplated by the Agreement and Plan of Merger remains subject to the satisfaction of certain closing conditions, including receipt of regulatory approvals.

Vote Item 1: Approve First Horizon Stock Issuance to Support the Capital Bank Financial Merger

Outcome: Approved

Summary	For	Against	Abstain	Broker Non-vote
Proposal to approve the issuance of shares of common stock in connection with the merger contemplated by the Agreement and Plan of Merger dated as of May 3, 2017, among First Horizon, Capital Bank Financial, and Firestone Sub, Inc.	191,848,496	1,216,608	1,331,037	-0-

Vote Item 2: Approve Adjournments of the Special Meeting

Outcome: Approved*

Summary	For	Against	Abstain	Broker Non-vote
Proposal to approve one or more adjournments of the First Horizon special meeting, as necessary or appropriate.	174,298,897	18,874,411	1,222,833	-0-

*No adjournment occurred.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation
(Registrant)

Date: September 7, 2017	By:	/s/ Clyde A. Billings, Jr.
Senior Vice President, Assistant
General Counsel, and Corporate Secretary
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